UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2011

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On May 24, 2011, Arbitron Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

1.	Election of Directors. In an uncontested election, each of the following nominees was elected to the Board of Directors for a one-year term expiring in 2012. The following table reflects the voting results for each nominee:

	For	Withheld
Shellye L. Archambeau	24,681,528	341,433

David W. Devonshire	24,649,724	373,237

John A. Dimling	24,693,534	329,427

Erica Farber	24,681,316	341,645

Philip Guarascio	24,668,880	354,081

William T. Kerr	24,589,056	433,905

Larry E. Kittelberger	24,680,845	342,116

Luis G. Nogales	24,690,388	332,573

Richard A. Post	24,693,293	329,668

2.	Advisory Vote on Executive Compensation. The stockholders approved the advisory (non-binding) vote on executive compensation. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
23,963,092	887,384	172,485	916,109

3.	Frequency of an Advisory Vote on Executive Compensation. The stockholders indicated their preference, on an advisory (non-binding) basis, that the advisory vote on executive compensation be held annually. The votes regarding this proposal were as follows:

1 year	2 years	3 years	Abstain
22,495,229	5,065	2,354,417	168,250

Although the vote is non-binding, the Board of Directors values the opinion of our stockholders.  In light of the voting results on this proposal, the Board has determined that the Company will hold the advisory vote on executive compensation annually until the next stockholder vote on the frequency of holding an advisory vote on executive compensation.

4.	Auditor Ratification. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011 was ratified by the following vote:

For	Against	Abstain
25,661,192	271,354	6,524

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

May 26, 2011	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development and Strategy, Chief Legal Officer and Secretary